Exhibit 99.1
CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR FIRST QUARTER 2010
Plano, TX, May 6, 2010 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2010.
Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2010 increased 21.3% to $516.6 million from $425.8 million for the three months ended March 31, 2009. For the three months ended March 31, 2010, admissions revenues increased 22.5% to $343.0 million and concession revenues increased 17.8% to $153.1 million. The increases were primarily related to an 8.1% increase in attendance, a 13.3% increase in average ticket prices and a 9.2% increase in concession revenues per patron.
Adjusted EBITDA for the three months ended March 31, 2010 increased 24.3% to $121.8 million from $98.0 million for the three months ended March 31, 2009. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2010 increased 99.4% to $35.1 million from $17.6 million for the three months ended March 31, 2009.
“2010 is off to an excellent start with another strong quarter led by robust growth in attendance, revenues and Adjusted EBITDA across our entire global theatre circuit. During the first quarter of 2010 we again outperformed U.S. industry benchmarks for the quarter, which itself was the third consecutive record breaking quarter for the U.S. industry. This highlights the strength of both our industry and Cinemark’s circuit and underscores the benefits of our geographically diverse theatre footprint – both domestically as well as internationally in 13 countries,” stated Alan Stock, Cinemark’s Chief Executive Officer.
On March 31, 2010, the Company’s aggregate screen count was 4,884. As of March 31, 2010, Cinemark had commitments to open 13 new theatres and 121 screens during the remainder of 2010 and seven additional new theatres with 78 screens subsequent to 2010.
Conference Call/Webcast – Today at 8:30 AM ET
Telephone: via 800/374-1346 or 706/679-3149 (for international callers).
Live Webcast/Replay: available live at www.cinemark.com in the Investor Relations section and archived for a limited time immediately following the call.
Call Replay: until May 9, 2010 via 800/642-1687 or 706/645-9291, passcode: 73154066.
About Cinemark Holdings, Inc.
Cinemark is a leading domestic and international motion picture exhibitor, operating 423 theatres with 4,884 screens in 39 U.S. states, one Canadian province, Brazil, Mexico and 11 other Latin American countries as of March 31, 2010. For more information go to www.cinemark.com.
Contacts:
Robert Copple – 972/665-1500
Robert Rinderman – Jaffoni & Collins – 212/835-8500 or CNK@jcir.com

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 10, 2010 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended
	March 31,
	2010	2009
Statement of income data:
Revenues
Admissions	$342,990	$279,883
Concession	153,104	130,031
Other	20,537	15,886

Total revenues	$516,631	$425,800

Cost of operations
Film rentals and advertising	188,819	147,126
Concession supplies	22,406	19,717
Facility lease expense	62,715	55,738
Other theatre operating expenses	107,763	93,078
General and administrative expenses	25,530	21,788
Depreciation and amortization	34,091	36,456
Impairment of long-lived assets	347	1,039
Loss on sale of assets and other	3,167	272

Total cost of operations	444,838	375,214

Operating income	71,793	50,586
Interest expense (1)	(26,010)	(25,464)
Distributions from NCM	9,946	6,579
Other income	812	1,293

Income before income taxes	56,541	32,994
Income taxes	19,830	14,643

Net income	$36,711	$18,351

Less: Net income attributable to noncontrolling interests	1,618	786

Net income attributable to Cinemark Holdings, Inc.	$35,093	$17,565

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.32	$0.16

Diluted	$0.31	$0.16

Weighted average diluted shares outstanding	110,880	109,566

Other financial data:
Adjusted EBITDA (2)	$121,781	$97,988

(1)	Includes amortization of debt issue costs and excludes capitalized interest.

(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	March 31,	December 31,
	2010	2009
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$433,229	$437,936
Theatre properties and equipment, net	1,191,215	1,219,588
Total assets	3,282,680	3,276,448
Long-term debt, including current portion	1,540,796	1,543,705
Equity	939,134	914,628

	Three months ended
	March 31,
	2010	2009
Other operating data:
Attendance (patrons):
Domestic	39,573	37,268
International	18,934	16,855

Worldwide	58,507	54,123

Average ticket price (in dollars):
Domestic	$6.55	$6.05
International	$4.43	$3.24
Worldwide	$5.86	$5.17

Concession revenues per patron (in dollars):
Domestic	$2.99	$2.84
International	$1.83	$1.43
Worldwide	$2.62	$2.40

Average screen count (month end average):
Domestic	3,825	3,759
International	1,066	1,035

Worldwide	4,891	4,794

Segment Information
(unaudited, in thousands)

	Three months ended
	March 31,
	2010	2009
Revenues
U.S.	$388,615	$341,445
International	129,271	85,195
Eliminations	(1,255)	(840)

Total revenues	$516,631	$425,800

Adjusted EBITDA
U.S.	$89,405	$81,719
International	32,376	16,269

Total Adjusted EBITDA	$121,781	$97,988

Capital expenditures
U.S.	$12,500	$16,251
International	7,017	6,621

Total capital expenditures	$19,517	$22,872

Reconciliation of Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2010	2009
Net income	$36,711	$18,351
Income taxes	19,830	14,643
Interest expense	26,010	25,464
Other income	(812)	(1,293)
Depreciation and amortization	34,091	36,456
Impairment of long-lived assets	347	1,039
Loss on sale of assets and other	3,167	272
Deferred lease expenses — theatres(2)	750	1,088
Deferred lease expenses – DCIP equipment (3)	33	—
Amortization of long-term prepaid rents (2)	341	390
Share based awards compensation expense (4)	1,313	1,578

Adjusted EBITDA (1)	$121,781	$97,988

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)	Non-cash expense included in facility lease expense.

(3)	Non-cash expense included in utilities and other.

(4)	Non-cash expense included in general and administrative expenses.

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